Exhibit 99.1

Investor Relations:	Andrew Greenebaum Addo Investor Relations investors@skx.com
Press:	Jennifer Clay Vice President, Corporate Communications SKECHERS U.S.A., Inc. (310) 318-3100

SKECHERS ANNOUNCES RECORD FIRST QUARTER 2021 FINANCIAL RESULTS

LOS ANGELES, CA. – April 22, 2021 – SKECHERS U.S.A., Inc. (“Skechers” or the “Company”) (NYSE:SKX), a global footwear leader, today announced financial results for the first quarter ended March 31, 2021.

First Quarter Highlights

•	Sales of $1.43 billion, an increase of 15.0% and quarterly record
•	International Wholesale sales grew 23.8%
•	Direct-to-Consumer sales grew 18.1%
•	Diluted earnings per share were $0.63
•	Cash, cash equivalents and investments were $1.51 billion

“Skechers new sales record in the first quarter is a remarkable achievement, especially given the lockdown measures in many key countries, including across Europe,” began Robert Greenberg, Chief Executive Officer of Skechers. “This significant growth is the result of continued demand for Skechers product as consumers desire comfort and quality in their footwear and walking remains a top COVID-19 pandemic activity. With warmer weather and increased vaccination rates around the world, traffic is improving in many of our retail stores, and our digital business continues to be a very strong growth driver. In the first quarter, we increased our marketing efforts in the United States and supported many open international markets, including the airing of new campaigns with football coach, Jon Gruden and sports analyst, Howie Long—both for Arch Fit shoes, and a Super Bowl spot with commentator, Tony Romo, for Max Cushioning footwear. In addition, we ran Brooke Burke Arch Fit and Skechers apparel commercials, and multiple campaigns, on traditional and digital platforms. As a comfort technology company, Skechers received several product awards for our sport, running and golf shoes, and we were named Company of the Year from leading industry trade publication Footwear Plus. Despite the ongoing challenges related to the pandemic, we are pleased with our exceptional start to 2021 and believe our growth is a testament to our execution and the relevance of the Skechers brand.”

“The momentum we experienced in the second half of 2020 continued into the first quarter as we achieved revenue growth of 15.0% over the same period in 2020, and an exceptional 12% increase over the first quarter of 2019. This resulted in the Company’s first quarterly sales of over $1.4 billion,” stated David Weinberg, Chief Operating Officer of Skechers. “The positive results were due to a 20.2% increase in our international business and an 8.5% increase in domestic sales compared to 2020. Driving the quarterly growth was a 23.8% increase in our International Wholesale, led by triple-digit growth in China, an 18.1% improvement in our direct-to-consumer business, with March being the strongest sales month, and a 143.0% increase in domestic e-commerce. Domestic Wholesale decreased 0.9% due to timing of shipments. Nonetheless, we saw strength across customer types and encouraging sell-through in multiple categories. The momentum in our direct-to-consumer business along with continuing demand for our comfort product, leads us to believe that Skechers’ remains on a positive trajectory.”

First Quarter 2021 Financial Results

	Three Months Ended
	March 31,		Change
(in millions, except per share data)	2021	2020	$	%
Sales	$1,428.4	$1,242.3	$186.1	15.0%
Gross profit	679.6	547.7	131.9	24.1%
Gross margin	47.6%	44.1%		350	bps
SG&A expenses	528.0	508.1	19.9	3.9%
As a % of sales	37.0%	40.9%		(394	) bps
Earnings from operations	157.7	44.8	112.9	252.0%
Operating margin	11.0%	3.6%		743	bps
Net earnings	98.6	49.1	49.5	100.8%
Diluted earnings per share	$0.63	$0.32	$0.31	96.9%

First quarter sales increased 15.0% as a result of a 20.2% increase in the Company’s international sales and an 8.5% increase in domestic sales. Increases in international sales were driven by wholesale. Domestic sales increases were driven by direct-to-consumer, including e-commerce growth of 143.0%, partially offset by a slight decline in wholesale. On a constant currency basis, the Company’s total sales increased 11.7%.

The Company’s International Wholesale sales increased 23.8% and Direct-to-Consumer sales increased 18.1%, offset by a Domestic Wholesale sales decrease of 0.9%. Increases in the Company’s International Wholesale segment were driven by growth in China of 174.4%, partially offset by declines in Europe of 8.1% and a 6.5% decline in distributor sales. Direct-to-Consumer comparable same store sales increased 10.2%, driven by an increase of 25.7% domestically, partially offset by a decrease of 27.4% internationally.

Gross margin increased 350 basis points to 47.6% as a result of increased margins in both the International Wholesale and Direct-to-Consumer segments. The strong margin performance was driven by an increase in selling price across all channels and a favorable mix of e-commerce sales.

SG&A expenses increased $19.9 million, or 3.9%. Selling expenses increased by $11.2 million, or 15.2%, primarily due to higher domestic marketing expenses. General and administrative expenses increased by $8.6 million, or 2.0%. The increase was primarily the result of higher global warehouse and distribution expenses, partially offset by reduced retail labor.

Earnings from operations increased $112.9 million, or 252.0%, to $157.7 million.

Net earnings were $98.6 million and diluted earnings per share were $0.63.

In the first quarter, the Company’s effective income tax rate was 20.2% driven by profitability in higher tax jurisdictions such as the U.S. and China.

“Skechers record setting first quarter, in the midst of a global pandemic, is a reflection of the strength of our brand and product offering, combined with outstanding execution,” stated John Vandemore, Chief Financial Officer of Skechers. “Despite headwinds across the globe, we achieved triple-digit growth in e-commerce and China, and resurgent growth in domestic retail, all of which we believe are evidence of the potential for our brand. Additionally, our continued investments to support our growth initiatives are on track to provide long-term value to the business and for shareholders.”

Balance Sheet

Cash, cash equivalents and investments totaled $1.51 billion, a decrease of $65.1 million, or 4.1% from December 31, 2020.

Total inventory was $1.07 billion, an increase of $50.7 million or 5.0% from December 31, 2020. Increased inventory levels primarily reflect growth in the International Wholesale segment.

Outlook

For the fiscal year 2021, the Company believes it will achieve sales between $5.8 billion and $5.9 billion and diluted earnings per share of between $1.80 and $2.00. Further, the Company believes that for the second quarter of 2021, it will achieve sales between $1.45 billion and $1.50 billion and diluted earnings per share of between $0.40 and $0.50.

Store Count

	Number of Store Locations as of			Number of Store Locations as of
	December 31, 2020	Opened	Closed(1)	March 31, 2021
Domestic stores	523	6	(17)	512
International stores	331	6	(3)	334
Joint venture stores	467	37	(25)	479
Distributor, licensee and franchise stores	2,570	146	(52)	2,664
Total Skechers stores	3,891	195	(97)	3,989
(1)	Does not reflect temporary closures due to the COVID-19 pandemic.

Certain Non-GAAP Measures

To supplement our unaudited condensed consolidated financial statements presented under generally accepted accounting principles in the United States (“GAAP”), we use the non-GAAP financial measures presented above to evaluate our results of operations, financial condition, liquidity and indebtedness. We believe that these non-GAAP measures provide useful information to investors regarding financial and business trends related to our results of operations, cash flows and indebtedness and that when this non-GAAP financial information is viewed with our GAAP financial information, investors are provided with valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance consistent with how management evaluates the Company’s operating performance and liquidity. In addition, these non-GAAP measures address questions the Company routinely receives from analysts and investors and, in order to assure that all investors have access to similar data the Company has determined that it is appropriate to make this data available to all investors. None of the non-GAAP measures presented should be considered as an alternative to net income or loss, operating income, cash flows from operating activities, total indebtedness or any other measures of operating performance and financial condition, liquidity or indebtedness derived in accordance with GAAP. These non-GAAP measures have important limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Our use of these terms may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. Reconciliations of these non-GAAP financial measures to the most nearly comparable GAAP financial measures are presented below.

First Quarter 2021 Conference Call

The Company will host a conference call today at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time to discuss its first quarter 2021 financial results. The call can be accessed on the Investor Relations section of the Company’s website at investors.skechers.com. For those unable to participate during the live broadcast, a replay will be available beginning April 22, 2021 at 7:30 p.m. ET, through May 6, 2021, at 11:59 p.m. ET. To access the replay, dial 844-512-2921 (U.S.) or 412-317-6671 (International) and use passcode: 13718661.

About SKECHERS U.S.A., Inc.

Based in Southern California, Skechers designs, develops and markets a diverse range of lifestyle and performance footwear, apparel and accessories for men, women and children. The Company’s collections are available in the United States and over 170 countries and territories via department and specialty stores, and direct to consumers through 3,989 Company and third-party-owned retail stores and e-commerce websites. The Company manages its international business through a network of global distributors, joint venture partners in Asia, Israel and Mexico, and wholly-owned subsidiaries in Canada, Japan, India, Europe and Latin America. For more information, please visit about.skechers.com and follow us on Facebook, Instagram, Twitter, and TikTok.

Reference in this press release to “Sales” refers to Skechers’ net sales reported under GAAP. This announcement contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include, without limitation, Skechers’ future domestic and international growth, financial results and operations including expected net sales and earnings, its development of new products, future demand for its products, its planned domestic and international expansion, opening of new stores and additional expenditures, and advertising and marketing initiatives. Forward-looking statements can be identified by the use of forward-looking language such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “could,” “may,” “might,” or any variations of such words with similar meanings. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in forward-looking statements. Factors that might cause or contribute to such differences include the disruption of business and operations due to the COVID-19 pandemic; international economic, political and market conditions including the challenging consumer retail markets in the United States; sustaining, managing and forecasting costs and proper inventory levels; losing any significant customers; decreased demand by industry retailers and cancellation of order commitments due to the lack of popularity of particular designs and/or categories of products; maintaining brand image and intense competition among sellers of footwear for consumers, especially in the highly competitive performance footwear market; anticipating, identifying, interpreting or forecasting changes in fashion trends, consumer demand for the products and the various market factors described above; sales levels during the spring, back-to-school and holiday selling seasons; and other factors referenced or incorporated by reference in Skechers’ annual report on Form 10-K for the year ended December 31, 2020. More specifically, the COVID-19 pandemic has had and may continue to have a significant impact on Skechers’ business, financial conditions, cash flow and results of operations. Forward-looking statements with respect to the COVID-19 pandemic include, without limitation, Skechers’ plans in response to this pandemic. At this time, there is significant uncertainty about the COVID-19 pandemic, including without limitation, (i) the duration and extent of the impact of the pandemic, (ii) governmental responses to the pandemic, including how such responses could impact Skechers’ business and operations, as well as the operations of its factories and other business partners, (iii) the effectiveness of Skechers’ actions taken in response to these risks, and (iv) Skechers’ ability to effectively and timely adjust its plans in response to the rapidly changing retail and economic environment. Taking these and other risk factors associated with the COVID-19 pandemic into consideration, the dynamic nature of these circumstances means that what is stated in this press release could change at any time, and as a result, actual results could differ materially from those contemplated by such forward-looking statements. The risks included here are not exhaustive. Skechers operates in a very competitive and rapidly changing environment. New risks emerge from time to time and we cannot predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. Moreover, reported results should not be considered an indication of future performance.

SKECHERS U.S.A., INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of March 31,	As of December 31,
(in thousands)	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$1,284,540	$1,370,826
Short-term investments	106,028	100,767
Trade accounts receivable, net	798,836	619,800
Other receivables	70,758	69,222
Total receivables	869,594	689,022
Inventory	1,067,437	1,016,774
Prepaid expenses and other current assets	137,138	166,962
Total current assets	3,464,737	3,344,351
Property, plant and equipment, net	992,512	935,441
Operating lease right-of-use assets	1,159,339	1,171,521
Deferred tax assets	63,339	63,884
Long-term investments	124,379	108,412
Goodwill	93,497	93,497
Other assets, net	87,763	95,263
Total non-current assets	2,520,829	2,468,018
TOTAL ASSETS	$5,985,566	$5,812,369
LIABILITIES AND EQUITY
Current liabilities:
Current installments of long-term borrowings	$60,942	$52,250
Short-term borrowings	1,138	3,297
Accounts payable	807,949	744,077
Operating lease liabilities	217,241	204,370
Accrued expenses	184,109	208,712
Total current liabilities	1,271,379	1,212,706
Long-term borrowings, excluding current installments	717,595	679,415
Long-term operating lease liabilities	1,039,763	1,065,069
Deferred tax liabilities	10,835	11,439
Other long-term liabilities	114,448	118,077
Total non-current liabilities	1,882,641	1,874,000
Total liabilities	3,154,020	3,086,706
Stockholders’ equity:
Preferred Stock	—	—
Class A Common Stock	134	134
Class B Common Stock	21	21
Additional paid-in capital	377,350	372,165
Accumulated other comprehensive loss	(36,349)	(27,285)
Retained earnings	2,234,973	2,136,400
Skechers U.S.A., Inc. equity	2,576,129	2,481,435
Noncontrolling interests	255,417	244,228
Total stockholders' equity	2,831,546	2,725,663
TOTAL LIABILITIES AND EQUITY	$5,985,566	$5,812,369

SKECHERS U.S.A., INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	Three Months Ended
	March 31,
(in thousands, except per share data)	2021	2020
Sales	$1,428,418	$1,242,345
Cost of sales	748,796	694,677
Gross profit	679,622	547,668
Royalty income	6,037	5,248
	685,659	552,916
Operating expenses:
Selling	85,296	74,055
General and administrative	442,695	434,051
Selling, general and administrative	527,991	508,106
Earnings from operations	157,668	44,810
Other income (expense):
Interest income	796	2,307
Interest expense	(4,113)	(1,999)
Other, net	(10,857)	3,471
Total other income (expense)	(14,174)	3,779
Earnings before income tax expense	143,494	48,589
Income tax expense	28,985	7,429
Net earnings	114,509	41,160
Less: Net earnings (loss) attributable to noncontrolling interests	15,936	(7,941)
Net earnings attributable to Skechers U.S.A., Inc.	$98,573	$49,101
Net earnings per share attributable to Skechers U.S.A., Inc.:
Basic	$0.64	$0.32
Diluted	$0.63	$0.32
Weighted average shares used in calculating net earnings per share attributable to Skechers U.S.A, Inc.:
Basic	154,818	153,555
Diluted	155,936	154,652

SKECHERS U.S.A., INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

	Three Months Ended
	March 31,		Change
(in millions)	2021	2020	$	%
Domestic Wholesale
Sales	$374.7	$378.0	(3.3)	(0.9)
Gross margin	37.3%	38.4%		(109	)bps
International Wholesale
Sales	$712.2	$575.2	137.0	23.8
Gross margin	45.0%	41.8%		324	bps
Direct-to-Consumer
Sales	$341.5	$289.1	52.4	18.1
Gross margin	64.1%	56.0%		810	bps
Total
Sales	$1,428.4	$1,242.3	186.1	15.0
Gross margin	47.6%	44.1%		350	bps

SKECHERS U.S.A., INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING

NON-GAAP FINANCIAL MEASURES (Unaudited)

Adjusted Earnings and Adjusted Diluted Earnings Per Share

We believe that Adjusted Earnings and Adjusted Diluted Earnings Per Share provide meaningful supplemental information to investors in evaluating our business performance for the quarter ended March 31, 2021. Adjusted Earnings and Adjusted Diluted Earnings Per Share are not measures of financial performance under GAAP and should be considered in addition to, and not a substitute for, Net Earnings and Diluted Net Earnings Per Share which are the most comparable GAAP measures. Our method of determining non-GAAP financial measures may differ from other companies’ methods and therefore may not be comparable to those used by other companies.

Constant Currency Adjustment

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of period-over-period fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our current period local currency financial results using the prior-period exchange rates and comparing these adjusted amounts to our prior period reported results.

	Three Months Ended March 31,
	2021			2020	Change
(in millions, except per share data)	Reported GAAP Measure	Constant Currency Adjustment	Adjusted for Non-GAAP Measures	Reported GAAP Measure	$	%
Sales	$1,428.4	$(40.2)	$1,388.2	$1,242.3	145.9	11.7
Cost of sales	748.8	(24.2)	724.6	694.6	30.0	4.3
Gross profit	$679.6	$(16.0)	$663.6	$547.7	115.9	21.2
Royalty income	6.1	(0.5)	5.6	5.2	0.4	7.7
SG&A expenses	528.0	(11.4)	516.6	508.1	8.5	1.7
Earnings from operations	$157.7	$(5.1)	$152.6	$44.8	107.8	240.6
Other income (expense)	(14.2)	10.4	(3.8)	3.8	(7.6)	(200.0)
Income tax (benefit) expense	29.0	(0.9)	28.1	7.4	20.7	279.7
Less: Noncontrolling interests	15.9	(1.1)	14.8	(7.9)	22.7	(287.3)
Net earnings	$98.6	$7.3	$105.9	$49.1	56.8	115.7
Diluted earnings per share	$0.63	$0.05	$0.68	$0.32	0.36	112.5